Exhibit 10.49

[APOLLO GLOBAL MANAGEMENT LETTERHEAD]

[Name]
[Address]

Dear [ ],

Reference is hereby made to the engagement letter (the “Engagement Letter”) that you executed with Apollo Global Management, Inc. (the “Company”) in connection with your service as a director on the board of directors (the “Board”) of the Company. We are pleased to inform you that, effective as of the date hereof, your base annual compensation for service as a member of the Conflicts Committee of the Board shall increase to $20,000 per year. [Additionally, your annual compensation for service as the chairperson of the Conflicts Committee shall increase to $20,000 per year.] Any fees you receive for your service as a member of the Board and as a member of any other committees of the Board remain unchanged.

We hope you are pleased with this new compensation package. If you are in agreement with the foregoing, please so indicate by signing this letter where indicated below.

Very truly yours,

APOLLO GLOBAL MANAGEMENT, INC.

By:     _______________________________
Name:
Title:
Accepted and agreed:

________________________

Dated: ____________ ___, 2020